Exhibit 99.1

TTM Technologies, Inc. Announces Sale of Shanghai Backplane Assembly Facility

Santa Ana, CA – March 9, 2023 - TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including engineered systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies and printed circuit boards (“PCB”s), today announced that it has signed a definitive agreement to sell its Shanghai Backplane Assembly (“BPA”) for approximately $11.8 million, subject to customary post-closing adjustments, to DBG Holdings Limited (DBG), which is wholly owned by DBG Technology Co, Ltd., a public company traded on the Shenzhen Stock Exchange. We expect this transaction to close near the end of the first quarter. BPA is a small assembly facility that generated $44.7 million in revenues and an immaterial amount of operating income in 2022.

This transaction is consistent with TTM’s strategy to continue developing TTM as a diversified technology solutions leader for our customers, and to reshape our core business portfolio for improved differentiation, financial stability and long-term profitability. This strategy entails investing in differentiated Commercial and Aerospace & Defense (“A&D”) capabilities. Following this divestiture to DBG, TTM will exit the commercial backplane assembly business.

DBG was a particularly attractive buyer for this business, meeting the following selection criteria that we established as we considered the possible divestiture of this business. First, the buyer is strategically committed to this business, including its employees and customers, and is capable to run the business for sustained industry leadership. Second, it is an active participant in this industry with a deep understanding of the assembly business. Third, it has existing customer relationships with Shanghai BPA customers. DBG also offers related products, services and expertise which can enhance the value proposition of Shanghai BPA to its customers.

“Shanghai BPA has been a long time member of the TTM family, but we firmly believe this divestiture is in the best interests of our employees and customers. TTM is selling Shanghai BPA to a buyer that is fully qualified and committed to achieve continued success for this business,” said Tom Edman, President and CEO of TTM Technologies. “In turn, this divestiture positions TTM to focus our full energy and resources on other lines of business where we are very well positioned to service our customers with differentiated product solutions to address the challenges and growth opportunities that exist across the aerospace & defense, automotive, medical, industrial & instrumentation, networking and data center computing end markets,” continued Mr. Edman.

While we are announcing the divesture of the Shanghai BPA business today, we will continue to operate the business in the same manner as we do now through the date of close, which we anticipate to occur near the end of the first quarter. This includes fully supporting our Shanghai BPA employees and customers.

For more information, please contact:

TTM Technologies, Inc.

TTM Investors

Sameer Desai

Vice President, Corporate Development & Investor Relations

sameer.desai@ttmtech.com

+1 714-327-3050

Press Inquiries

Winnie Ng

Vice President, Corporate Marketing

TTM Technologies, Inc.

+852 2660 4287 / +1 714 327 3000

winnie.ng@ttm.com

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including engineered systems, RF components and RF microwave/microelectronic assemblies and quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.